Bridge Bancorp Inc. and Subsidiary
Unaudited Computation of Per Share Income
March 31, 1999

                                                       -------------------------
                               Three months ended
                               March 31, March 31,
                                                          1999           1998
                                                       -------------------------
Net Income .........................................   $  953,000     $  820,000
Common Equivalent Shares:
Weighted Average Common Shares Outstanding .........    4,244,791      4,223,997
Weighted Average Common Equivalent Shares ..........       30,187         44,694
                                                       -------------------------
Weighted Average Common and Common Equivalent Shares    4,274,978      4,268,691
                                                       -------------------------
Net Income per Common Equivalent Share .............   $     0.22     $     0.19
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